Exhibit 10.13

EVP Form of PRSU Award Agreement

PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

PURSUANT TO THE

BERRY PETROLEUM CORPORATION 2017 OMNIBUS INCENTIVE PLAN

* * * * *

Participant:
Grant Date:
Number of Performance-Based
Restricted Stock Units (“PRSUs”):
Performance Vesting Conditions:	See Exhibit A
Performance Period:	(except as otherwise provided in Section 3(c) below)

* * * * *

THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of the Grant Date specified above (“Grant Date”), is entered into by and between Berry Petroleum Corporation, a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Berry Petroleum Corporation 2017 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant this award (this “Award”) of Performance-Based Restricted Stock Units (“PRSUs”) to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    Incorporation By Reference; Plan Document Receipt. Except as specifically provided herein, this Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to this Award), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Except as provided otherwise herein, any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

2.    Grant of PRSUs. The Company hereby grants to the Participant, on the Grant Date, the number of PRSUs set forth above, which, depending on the extent to which the Performance Vesting Conditions (as set forth in Exhibit A) are satisfied, may result in the Participant earning as few as zero (0) percent or as many as one hundred percent (100%) of the PRSUs subject to this Award. Subject to the terms of this Agreement and the Plan, each PRSU, to the extent it becomes a vested PRSU, represents the right to receive one (1) share of Common Stock. Unless and until a PRSU becomes vested, the Participant will have no right to settlement of such PRSU. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PRSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3.    Vesting; Forfeiture.

(a)    Vesting Generally. Except as otherwise provided in this Section 3, the PRSUs subject to this Award shall become vested in accordance with the Performance Vesting Conditions set forth on Exhibit A hereto.

(b)    Death or Disability. In the event of the Participant’s Termination by reason of death or Disability, the Participant will immediately and fully vest in one hundred percent (100%) of the PRSUs subject to this Award.

(c)    Termination Without Cause; Resignation for Good Reason. In the event of the Participant’s Termination by the Company or other employing Affiliate without Cause or by the Participant for Good Reason (each, a “Qualifying Termination”), subject to the Participant’s execution and non-revocation of a general release of claims in favor of the Company within sixty (60) days of such Termination and continued compliance with all applicable restrictive covenants, then (i) any then-outstanding PRSUs will not be forfeited upon the Participant’s Termination and (ii) such PRSUs will vest, if at all, based upon the Company’s actual performance relative to the Performance Vesting Conditions, provided, that, the last day of the Performance Period shall for this purpose be deemed to be the earlier of (A) the date that is twelve (12) months following the Participant’s date of Termination or (B) the last day of the originally scheduled Performance Period.

(d)    Committee Discretion to Accelerate Vesting. In addition to the foregoing, the Committee may, in its sole discretion, accelerate vesting of the PRSUs at any time and for any reason.

(e)    Forfeiture. All outstanding unvested PRSUs shall be immediately forfeited and cancelled for no consideration upon the Participant’s Termination of employment by the Company or other employing Affiliate for Cause or by the Participant without Good Reason. For avoidance of doubt, the continuous employment or service of the Participant shall not be deemed interrupted, and the Participant shall not be deemed to have incurred a Termination, by reason of the transfer of the Participant’s employment or service among the Company and/or its Subsidiaries and/or Affiliates.

(f)    Change in Control. All outstanding unvested PRSUs subject to this Award shall become fully and immediately vested upon the consummation of a Change in Control.

4.    Delivery of Shares.

(a)    General. Subject to the provisions of Section 4(b) hereof, within thirty (30) days following the vesting of the PRSUs, the Participant shall receive the number of shares of Common Stock that correspond to the number of PRSUs that have become vested on the applicable vesting date, less any shares of Common Stock withheld by the Company pursuant to Section 9 hereof.

(b)    Blackout Periods. If the Participant is subject to any Company “blackout” policy or other trading restriction imposed by the Company on the date such distribution would otherwise be made pursuant to Section 4(a) hereof, such distribution shall be instead made on the earlier of (i) the date that the Participant is not subject to any such policy or restriction and (ii) the later of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to the expiration of two and one-half months following the date such distribution would otherwise have been made hereunder.

5. Dividends; Rights as Stockholder. Cash dividends on the number of shares of Common Stock issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each PRSU granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in shares of Common Stock and shall be held uninvested and without interest and paid in cash at the same time that the shares of Common Stock underlying the PRSUs are delivered to the Participant in accordance with the provisions hereof. Stock or property dividends on shares of Common Stock shall be credited to a dividend book entry account on behalf of the Participant with respect to each PRSU granted to the Participant, provided that such stock or property dividends shall be paid in (i) shares of Common Stock, (ii) in the case of a spin-off, shares of stock of the entity that is spun-off from the Company, or (iii) other property, as applicable and in each case, at the same time that the shares of Common Stock underlying the PRSUs are delivered to the Participant in accordance with the provisions hereof. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by any PRSU unless and until the Participant has become the holder of record of such shares.

6.    Non-Transferability. No portion of the PRSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PRSUs as provided herein.

7.    Restrictive Covenants. As a condition precedent to the Participant’s receipt of the PRSUs issued hereunder, the Participant agrees to continue to be bound by the restrictive covenant obligations set forth in that certain employment agreement dated as of                                      by and between the Participant, the Company, and Berry Petroleum Company, LLC (the “Employment Agreement”).

8.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9.    Withholding of Tax. The Participant agrees and acknowledges that the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its good faith discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the PRSUs, and if the withholding requirement cannot be satisfied, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Without limiting the foregoing, if the Common Stock is not listed for trading on a national exchange at the time of vesting and/or settlement of the PRSUs, then at the Participant’s election, the Company shall withhold shares of Common Stock otherwise deliverable to the Participant hereunder with a Fair Market Value equal to the Participant’s total income and employment taxes imposed as a result of the vesting and/or settlement of the PRSUs, but only to the extent permitted by applicable accounting rules so as not to affect accounting treatment.

10.    Legend. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing shares of Common Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates, if any, representing shares of Common Stock acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10.

11.    Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.

(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement

(or a ‘‘re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

12.    No Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

13.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

14.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Chairman of the Board of Directors of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

15.    No Right to Employment or Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause, in accordance with and subject to the terms and conditions of the Employment Agreement.

16.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PRSUs awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

17.    Compliance with Laws. The grant of PRSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PRSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PRSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

18.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

19.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

21.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder; provided that no such additional documents shall contain terms or conditions inconsistent with the terms and conditions of this Agreement.

22.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

23.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of PRSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PRSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 1st day of September, 2017.

BERRY PETROLEUM CORPORATION

By:
Name:	Arthur T. Smith
Title:	President and CEO

PARTICIPANT

Name:	[ ]

EXHIBIT A

PERFORMANCE VESTING CONDITIONS

1.	[ ] of the PRSUs subject to this Award will vest if the volume weighted average price per share (“VWAP”) of the Common Stock equals or exceeds $13.00 for thirty (30) consecutive trading days during the Performance Period;

2.	[ ] of the PRSUs subject to this Award will vest if the VWAP of the Common Stock equals or exceeds $15.00 for thirty (30) consecutive trading days during the Performance Period; and

3.	[ ] of the PRSUs subject to this Award will vest if the VWAP of the Common Stock equals or exceeds $17.00 for thirty (30) consecutive trading days during the Performance Period.

All unvested PRSUs subject to this Award that are outstanding as of the date immediately following the last day of the Performance Period shall be forfeited and cancelled for no consideration.